Exhibit 10.1

10 January 2011

Mr Gajendra Kumar Patni 42-A, Jolly Maker Apartments Cuff Parade, Colaba Mumbai – 400 005, India	Mr Ashok Kumar Patni 22-A, Jolly Maker Apartments Cuff Parade, Colaba Mumbai – 400 005, India

Mr Narendra Kumar Patni 2 Avery Street, Unit 34-C Boston MA, 02111 United States of America

1.	We refer to the Share Purchase Agreement dated 10 January 2011 (including any amendment thereof) (“Founders’ SPA”) entered into among the Pan – Asia iGATE Solutions, a company existing under the laws of Mauritius (“iGATE Mauritius”), iGATE Global Solutions Limited, a company incorporated under the laws of India (“iGATE India”), Mr. Ashok Kumar Patni, Mr. Gajendra Kumar Patni, Mr. Narendra Kumar Patni, and persons listed in Schedule 3 thereof (together, “Sellers”).

2.	iGATE Mauritius and iGATE India (“Subsidiaries”) are subsidiaries of iGATE Corporation (“We”, which expression shall include iGATE Corporation’s successors and permitted assigns). In consideration of the Sellers entering into the Founders’ SPA with the Subsidiaries, We hereby irrevocably and unconditionally guarantee, without any recourse or reference to any person (including the Subsidiaries), to the Sellers the performance by the Subsidiaries of their respective obligations under the Founders’ SPA.

3.	This letter shall be effective from the date hereof, and shall continue and shall remain in full force until the earlier of: (a) Completion and (b) termination of the Founders’ SPA in accordance with its terms, save and except to the extent of any surviving provisions in respect of which this letter shall terminate when such surviving provisions terminate.

4.	This letter shall be governed by the laws of India.

5.	Capitalised terms not defined herein shall have the same meaning as ascribed to such terms in the Founders SPA and Clause 1.2 (Interpretation), Clause 13 (Governing Law, Disputes and Submission to Jurisdiction) and Clause 14 (Miscellaneous) of the Founders’ SPA shall apply mutatis mutandis to this letter.

For and on behalf of iGATE Corporation

/s/ Sujit Sircar
Name: Sujit Sircar
Title: Chief Financial Officer

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